GUARANTY OF SUBLEASE

         This Guaranty of Sublease ("Guaranty") is made and effective as of April 28, 1998, by Fields Aircraft Spares Inc., a Utah corporation ("Guarantor") in favor of Sunrise Medical HHG Inc., a California corporation ("Sublandlord") with reference to the facts set forth below.

                                   RECITALS:
                                   ---------

         A. Sublandlord has entered into that certain Sublease ("Sublease") of even date herewith with Fields Aircraft Spares, Incorporated, a California corporation ("Subtenant"), for the lease of the premises ("Premises") consisting of an approximately 122,484 square foot industrial building, located at 4175 Guardian Street, Simi Valley, California, together with the surrounding real property and improvements, as further described in the Sublease.

         B. As a condition to entering into the Sublease, Sublandlord has required that Guarantor execute this Guaranty guaranteeing performance of all the covenants on Subtenant's part to be performed pursuant to the Sublease. Guarantor's agreement to provide this Guaranty is a material consideration for Sublandlord's decision to lease the Premises to Subtenant.

         NOW, THEREFORE, to induce Sublandlord to enter into the Sublease and in consideration thereof, Guarantor agrees as set forth below.

1. Guarantor unconditionally guarantees to Sublandlord, and to Sublandlord's successors and assigns, the payment by Subtenant of the rental and all other charges which accrue under the Sublease in the manner and at the time prescribed therein, and the full and punctual performance and observance, by Subtenant, of all the terms, covenants and conditions contained in the Sublease. Guarantor waives notice of any breach or default by Subtenant. Guarantor's obligations hereunder shall continue in full force and effect with respect to any of Subtenant's obligations under the Sublease which are not performed upon the termination of this Sublease.

2. This Guaranty is a continuing guaranty of all of Subtenant's obligations under the Sublease, independent of and in addition to any other guaranty, previously or subsequently given to Sublandlord, and this Guaranty shall not affect any of said guaranties.

3. Guarantor hereby expressly waives and relinquishes any and all rights and remedies which Guarantor may have or be able to assert by reason of the laws or decisions of the State of California pertaining to the rights and remedies of sureties.

4. Guarantor waives any right to require Sublandlord to (a) proceed against Subtenant or any co-guarantor, (b) proceed against or exhaust any security (including a security deposit) held by Sublandlord, or (c) pursue any remedy in Sublandlord's power whatsoever. Guarantor waives any defense it may acquire by reason of Sublandlord's election of any remedy against it or Subtenant or both, including, but without limitation, the election by Sublandlord to exercise its rights to occupy and operate the Premises under the Sublease.

5. Guarantor waives any defense based upon the legal disability of Subtenant, or
any  discharge,   release  or  limitation  of  the  liability  of  Subtenant  to
Sublandlord, or any restraint or



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stay  applicable  to  actions  against   Subtenant,   or  any  disaffirmance  or
abandonment of the Sublease by a trustee of Subtenant whether consensual, or by order of a court or other governmental authority, arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor relief proceeding, or any other cause. Guarantor further waives any defense
based  upon  any  amendment,   modification,   renewal,  extension,  assignment,
subletting or other alteration (with or without the consent of Sublandlord) of the Sublease, or the term of the Sublease or obligation of Subtenant or Sublandlord under the Sublease, or any other documents relating to the transactions described therein; any defense based upon the negligence of Sublandlord; any defense based upon the forfeiture or termination of the Sublease by Sublandlord whether by expiration or default; any defense based upon the failure of Sublandlord to file a claim in bankruptcy of Subtenant; all rights of subrogation, all rights to enforce any remedy that Sublandlord may have against Subtenant, and all rights to participate in any security held by Sublandlord for the performance and obligations of Subtenant under the Sublease, except to the extent such security remains after payment and performance of Subtenant's obligations in full; any defense based upon the impairment of any subrogation rights that Subtenant might have; any defense based upon death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity, or persons or entities, or the substitution of any party hereto, and any defense based upon or related to Guarantor's lack of knowledge as to Subtenant's financial condition, and any and all rights under
Section 2845 of the California Civil Code and any successor provision.

6. Guarantor waives all presentments, demands, protests and notices of any kind including notice of acceptance of the Guaranty by Sublandlord. Any act of Sublandlord, or its successors or assigns, consisting of a modification of the Sublease, a waiver of any of the terms or conditions of the Sublease, or the giving of any consent to any manner or thing relating to the Sublease, or the granting of any indulgences or extensions of time to Subtenant, are hereby deemed approved by Guarantor and may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

7. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Subtenant and all other circumstances affecting Subtenant's ability to perform its obligations to Sublandlord, and agrees that Sublandlord shall have no duty to report to Guarantor any information which Sublandlord receives about Subtenant's financial condition or any circumstances bearing on Subtenant's ability to perform.

8. The covenants and obligations of Guarantor hereunder are independent of the Subtenant's obligations under the Sublease and are binding upon the Guarantor notwithstanding the fact that the Guarantor is not the signatory to the Sublease; separate action or actions may be brought against any guarantor hereon, whether or not action is brought against Subtenant or any co-guarantor or Subtenant or any co-guarantor be joined in any such action or actions.

9. Any indebtedness or other obligations of Subtenant now or hereafter held by Guarantor is hereby subordinated to Subtenant's obligations to Sublandlord, and such indebtedness or other obligations of Subtenant to Guarantor, if Sublandlord so request, shall be collected, enforced and received by Guarantor as Trustee for Sublandlord and be paid over to Sublandlord on account of Subtenant's obligations to Sublandlord, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

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


10. This Guaranty shall be enforceable by Sublandlord in accordance with the laws of the State of California and shall be construed in accordance therewith, without regard to principles of conflicts of laws. Guarantor agrees to pay attorney's fees and all other costs and expenses which may be incurred by Sublandlord in enforcement of this Guaranty. Until paid to Sublandlord, such sums will bear interest from the date such costs and expenses are incurred at the maximum rate permitted by law.

11. No delay or failure on the part of Sublandlord to pursue any right or remedy hereunder or under the Sublease shall constitute a waiver of that right or remedy. All remedies of Sublandlord against Guarantor are cumulative.

12. The obligations and promises set forth herein shall be joint and several undertakings of each of the persons executing this Guaranty as a Guarantor, and Sublandlord may proceed hereunder against any one or more of said persons without waiving its right to proceed against any of the others. The use of the singular herein shall include the plural.

13. Guarantor acknowledges that its undertakings given hereunder are given in consideration of Sublandlord's entering into the Sublease and that Sublandlord would not consummate the Sublease were it not for the execution and delivery of this Guaranty.

14. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Sublandlord.

15. Guarantor individually represents and warrants that it has all requisite power and authority to:

     15.1 execute deliver, perform and be legally bound by this Guaranty on the terms and conditions herein stated; and

     15.2 transact any other business with Sublandlord as necessary to fulfill the terms of this Guaranty.

16. No provision of this Guaranty or Sublandlord's rights hereunder can be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Sublandlord. No such waiver shall be applicable except in the specific instance for which given.

17. The term "Subtenant" will mean both the named subtenant and any other person or entity at any time assuming, subleasing or otherwise becoming primarily liable for all or any part of the subtenant's obligations. The term "Sublandlord" will mean both the sublandlord named herein and any future owner or holder of Sublandlord's interest in the Premises. Sublandlord may, without notice, assign this Guaranty in whole or in part without extinguishing or reducing the liability of the Guarantor.

18. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered effective upon personal delivery or upon the earlier of (i) two (2) business days after deposit in first-class United States mail, postage prepaid, registered or certified or (ii) actual receipt as shown by the return receipt. For purposes of notice, the addresses of Guarantor shall be as set forth on the signature page hereof; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving notice to the other party in the manner set forth above.

         IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.

                                                GUARANTOR

                                                FIELDS AIRCRAFT SPARES INC., a
                                                Utah corporation


Guarantor's Address:

341 A Street                                    By: /s/  Alan M. Fields
Fillmore, CA 93015                                 ----------------------------
                                                Name: Alan M. Fields
                                                Title: President & CEO


                                                By: /s/ L. J. Troyna
                                                   ----------------------------
                                                Name: L. J. Troyna
                                                Title: Chief Financial Officer





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